Exhibit 99.1

WisdomTree Announces First Quarter 2012 Results

Record $2.3 billion of net inflows, 4.4% market share

32% growth in revenues; $1.1 million net income for the quarter

New Emerging Markets Corporate Bond Fund ranked 4th

most successful ETF launch year-to-date

New York, NY – (GlobeNewswire) – April 27, 2012 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) sponsor and asset manager, today reported net income of $1.1 million for the first quarter of 2012, up from $0.2 million in the first quarter of 2011 and $0.9 million in the fourth quarter of 2011. Excluding non-operating expenses related to litigation, shareholder proxy and exchange listing fees, proforma net income1 was $1.9 million for the first quarter of 2012, up from proforma net income of $0.5 million in the first quarter of 2011 and $1.0 million in the fourth quarter of 2011.

WisdomTree CEO Jonathan Steinberg commented, “WisdomTree achieved the best quarter of net inflows in its history, taking in $2.3 billion, or 4.4% of the overall industry’s market share, and recorded 32% growth in revenues year-over-year. This strong growth in net inflows was focused in our equity family and is even more impressive within the backdrop of $10 billion in outflows from traditional long-term equity mutual funds during the quarter. It is important to remember that while the ETF industry represents 10% of the total long-term assets in the U.S., it has taken in 50% of the net new inflows over the last five years. We believe the ETF industry is poised for continued growth, and WisdomTree is positioning itself to be a leader in this growing market.

Mr. Steinberg added, “We built upon our impressive track record of product development, launching the industry’s fourth most successful new ETF based on assets gathered in the first quarter. The WisdomTree Emerging Markets Corporate Bond Fund (EMCB), which listed on March 8, 2012, was the first ETF launched in connection with our sub-advisory collaboration with Western Asset Management Company.”

Assets Under Management

ETF assets under management (“AUM”) was $15.7 billion at March 31, 2012, up from $12.2 billion at December 31, 2011, due in large part to a record $2.3 billion in net inflows primarily into our dividend-based emerging markets and U.S. equity ETFs.

[1]

Proforma net income and certain other proforma amounts described below are non-GAAP financial measurements. Please see the section entitled “Non-GAAP Financial Measurements” for a reconciliation of these measurements to GAAP.

Summary Operating and Financial Highlights

	Three Months Ended			Change From
Operating Highlights (in millions):	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011	Dec. 31, 2011	Mar. 31, 2011
ETF AUM	$15,691	$12,182	$11,284	28.8%	39.1%
ETF net inflows	$2,299	$756	$1,264	204.1%	81.8%
Average ETF AUM	$14,265	$11,836	$10,294	20.5%	38.6%
Average ETF advisory fee	0.54%	0.54%	0.56%	—	(.02)
Market share of industry inflows	4.4%	1.7%	5.4%	2.7pts	(1.0	) pts

Financial Highlights (in thousands):
Total revenues	$19,170	$16,175	$14,533	18.5%	31.9%
Net income	$1,115	$889	$155	25.4%	619.4%
Proforma net income (non-GAAP)	$1,853	$1,039	$537	78.3%	245.1%

Recent Business Developments

•

On April 26, 2012, the Company announced the WisdomTree Managed Futures Strategy Fund (WDTI) was recognized as the ‘Most Innovative ETF in 2011’ by a committee of analysts who cover ETFs in connection with Capital Link’s 11th Annual Closed-End Fund and Global ETF Forum.

•

On April 24, 2012, the Company announced its CEO Jonathan Steinberg would be named President and Bruce Lavine would be relinquishing President and COO responsibilities and would be named Vice Chairman effective August 1, 2012.

•	On March 8, 2012, the Company launched the WisdomTree Emerging Markets Corporate Bond Fund (EMCB).

•	On February 21, 2012, the Company announced the WisdomTree Emerging Markets Equity Income Fund (DEM) surpassed $3 billion in assets.

•	On February 9, 2012, the Company announced the WisdomTree Dividend ex-Financials Fund (DTN) surpassed $1 billion in assets.

•	On February 8, 2012, the Company announced the closing of its previously announced underwritten public offering of shares of its common stock.

•	On January 12, 2012, the Company announced a sub-advisory relationship with Western Asset Management Company.

Performance

71% of the $12.8 billion invested in our 34 equity ETFs on March 31, 2012 were in funds that, since their respective inceptions, outperformed their capitalization-weighted or competitive benchmarks through that date. 62%, or 21 of our 34 equity ETFs, outperformed their capitalization-weighted or competitive benchmarks since their respective inception through March 31, 2012. For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

First Quarter Financial Discussion

Revenues

Total revenues increased 31.9% to a record $19.2 million as compared to the first quarter of 2011. This increase was primarily due to higher AUM as a result of record net inflows of $2.3 billion partly offset by a decrease in average pricing resulting from a change in product mix. Average AUM was $14.3 billion in the first quarter of 2012, as compared to $10.3 billion in the first quarter of 2011 and the average fee earned decreased to 0.54% from 0.56% over the same period.

Margins

Our gross margin, which is our total revenues less fund management and administration expenses and third party sharing arrangements was 63% in the first quarter of 2012 as compared to 62% and 64% in the fourth and first quarters of 2011, respectively, primarily due to the change in mix of assets under management.

Our pre-tax operating margin was 5.8% in the first quarter of 2012. Excluding non-operating expenses related to our patent litigation and ETF shareholder proxy, our proforma pre-tax operating margin was 9.7%.

Expenses

Total expenses increased 25.6% to $18.1 million from $14.4 million in the first quarter of 2011 and increased 18.1% from $15.3 million in the fourth quarter of 2011. Excluding non-operating expenses related to our patent litigation, ETF shareholder proxy and initial exchange listing, expenses increased 14.4% and 23.7% compared to the fourth and first quarter of 2011, respectively.

	Three Months Ended			Change from
	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011	Dec. 31, 2011	Mar. 31, 2011
Total expenses	$18,055	$15,286	$14,378	18.1%	25.6%
Patent litigation expenses	(672)	(150)	—
ETF shareholder proxy expenses	(66)	—	—
Initial exchange listing expenses	—	—	(382)

Proforma operating expenses	$17,317	$15,136	$13,996	14.4%	23.7%

•

Compensation and benefits expense increased 12.3% to $5.9 million compared to the first quarter of 2011. This increase was primarily due to higher payroll tax expenses from employees exercising stock options in connection with our secondary offering and 2011 year-end bonus payments in the first quarter. We incurred approximately $0.3 million in payroll taxes related to our secondary offering. In addition, we incurred higher headcount related costs and higher accrued incentive compensation as a result of our strong net inflows. Partly offsetting these increases was lower stock based compensation, which decreased to $1.4 million from $1.5 million as equity awards granted to employees in prior years with higher fair values become fully vested. Our headcount at the end of the first quarter of 2012 was 64 compared to 61 at the first quarter of 2011.

Compensation and benefits expense increased 24.0% compared to the fourth quarter of 2011 due to higher payroll tax related expenses as discussed above as well as higher stock based compensation expense which increased from $1.0 million in the fourth quarter due to new equity grants to our employees as part of year-end compensation.

•

Fund management and administration expenses increased 30.7% to $5.4 million compared to the first quarter of 2011. This was primarily due to a $0.9 million increase in portfolio management, fund administration and accounting, index licensing and distribution fees due to higher average assets under management. In addition, we incurred $0.2 million in higher auditing, legal and printing related expenses in the first quarter.

Fund management and administration expenses increased 11.2% compared to the fourth quarter of 2011 primarily due to a $0.6 million increase in portfolio management, fund administration and accounting, index licensing and distribution fees due to higher average assets under management.

•

Marketing and advertising expenses increased 36.4% to $1.3 million compared to the first quarter of 2011 primarily due to higher levels of advertising and television production related expenses. These expenses increased 7.4% compared to the fourth quarter of 2011 due to higher levels of advertising related activities.

•

Sales and business development expenses increased 15.4% to $0.9 million compared to the first quarter of 2011 primarily due to higher new product development related expenses as well as increases in overall sales activity. These expenses decreased 13.2% compared to the fourth quarter of 2011 due to lower business development related expenses.

•

Professional and consulting fees increased 13.5% to $1.1 million compared to the first quarter of 2011. This increase was due to higher accounting related fees as a result of becoming a fully reporting exchange-listed company as well as higher variable stock based compensation to an external advisor which increased to $0.7 million compared to $0.6 million in the first quarter of 2011 primarily due to an increase in our stock price. Partly offsetting these increases was a decrease in our corporate legal related costs. This expense was essentially unchanged from the fourth quarter of 2011.

•

Third-party sharing arrangements expense increased 54.7% to $1.7 million compared to the first quarter of 2011 and increased 43.4% compared to the fourth quarter of 2011 primarily due to a charge of $0.4 million related to terminating our agreement with Advisors Asset Management related to marketing our ETFs in the regional broker-dealer channel. This function will now be handled by our own sales force. In addition, we had lower expenses in our currency and international fixed income ETFs subject to the profit sharing arrangements with Bank of New York Mellon.

•

Other expenses increased 33.3% to $0.6 million compared to the first quarter of 2011 primarily due to higher expenses related to being an exchange listed company as well as higher general and administrative expenses. This expense was essentially unchanged compared to the fourth quarter of 2011.

•	Occupancy, communication and equipment expenses and depreciation and amortization expenses all had relatively small dollar value changes compared to both of the prior periods.

•

We incurred approximately $0.7 million in expenses in the first quarter of 2012 related to our litigation with Research Affiliates LLC. We also incurred approximately $0.1 million in expenses related to the proposed WisdomTree ETF shareholder proxy solicitation.

•	We incurred $0.4 million in advisory expenses in the first quarter of 2011 related to listing our common stock on NASDAQ.

Balance Sheet

As of March 31, 2012, WisdomTree had total assets of $51.4 million which consisted primarily of cash and cash equivalents of $32.1 million and investments of $10.1 million. The Company has no debt. There were approximately 123.2 million shares of common stock issued as of March 31, 2012. Fully diluted weighted average shares outstanding were 137.4 million for the three months ended March 31, 2012.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, April 27, 2012 at 8:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://www.wisdomtree.com/investor-relations. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://www.wisdomtree.com/investor-relations.

Annual Stockholders Meeting

Our Annual Stockholders Meeting will be held on July 24, 2012. The record date for determining those stockholders entitled to vote at the Annual Stockholders Meeting is May 29, 2012.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets;

•	anticipated levels of inflows into and outflows out of our exchange traded funds;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	competition in our business;

•	the effect of laws and regulations that apply to our business; and

•	our views on litigation to which we are subject.

Our business is subject to many risks and uncertainties, including without limitation:

•

We have only a limited operating history and, as a result, recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•

Challenging market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETF shareholders to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•

Most of our assets under management are held in ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•

We derive a substantial portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•

We derive a substantial portion of our revenue from a limited number of products and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the assets under management of those funds.

•	The WisdomTree ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•

We depend on other third parties to provide many critical services to operate our business and the WisdomTree ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETF shareholders.

•

We are currently, and may from time to time in the future be, involved in legal proceedings that could require significant management time and attention, possibly resulting in significant expense or in an unfavorable outcome, which could have a material adverse effect on our business, financial conditions, results of operations and cash flows.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc. is a New York-based exchange-traded fund (“ETF”) sponsor and asset manager. WisdomTree currently offers 48 ETFs across Equities, Currency Income, Fixed Income and Alternatives asset classes. WisdomTree also licenses its indexes to third parties for proprietary products and promotes the use of WisdomTree ETFs in 401(k) plans. WisdomTree currently has approximately $15.5 billion in ETF assets under management. For more information, please visit www.wisdomtree.com.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its wholly owned subsidiaries WisdomTree Asset Management, Inc. and WisdomTree Retirement Services, Inc. WisdomTree Asset Management, Inc. is a registered investment advisor and is the investment advisor to the WisdomTree Trust and the WisdomTree ETFs. The WisdomTree Trust is a registered open-end investment company. Each WisdomTree ETF is a series of the WisdomTree Trust. WisdomTree Retirement Services, Inc. supports the use of the WisdomTree ETFs in retirement plans by financial professionals.

Contact Information:

Stuart Bell

WisdomTree Investments, Inc.

+1 917.267.3702

sbell@wisdomtree.com

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From
	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011	Dec. 31, 2011	Mar. 31, 2011
Revenues
ETF advisory fees	$18,975	$16,025	$14,273	18.4%	32.9%
Other income	195	150	260	30.0%	-25.0%

Total revenues	19,170	16,175	14,533	18.5%	31.9%
Expenses
Compensation and benefits	5,857	4,722	5,217	24.0%	12.3%
Fund management and administration	5,439	4,891	4,162	11.2%	30.7%
Marketing and advertising	1,326	1,235	972	7.4%	36.4%
Sales and business development	860	991	745	-13.2%	15.4%
Professional and consulting fees	1,109	1,114	977	-0.4%	13.5%
Occupancy, communication and equipment	301	281	273	7.1%	10.3%
Depreciation and amortization	71	67	65	6.0%	9.2%
Third party sharing arrangements	1,745	1,217	1,128	43.4%	54.7%
Other	609	618	457	-1.5%	33.3%
Litigation and ETF shareholder proxy	738	150	—	392.0%	n/a
Exchange listing	—	—	382	n/a	n/a

Total expenses	18,055	15,286	14,378	18.1%	25.6%

Income before provision for income taxes	1,115	889	155	25.4%	619.4%
Provision for income taxes	—	—	—

Net income	$1,115	$889	$155	25.4%	619.4%

Net income per share - basic	$0.01	$0.01	$0.00
Net income per share - diluted	$0.01	$0.01	$0.00
Weighted average common shares - basic	119,182	114,863	113,463
Weighted average common shares - diluted	137,400	135,682	134,470

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share amount)

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,138	$25,630
Accounts receivable	7,129	5,625
Other current assets	1,410	1,601

Total current assets	40,677	32,856
Fixed assets, net	582	597
Investments	10,086	9,056
Other noncurrent assets	63	58

Total assets	$51,408	$42,567

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$11,948	$10,035
Compensation and benefits payable	1,237	4,168
Accounts payable and other liabilities	4,077	2,360

Total current liabilities	17,262	16,563
Other noncurrent liabilities	117	151

Total liabilities	17,379	16,714

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
issued: 123,235 and 116,703	1,232	1,167
outstanding: 121,463 and 115,392
Additional paid-in capital	170,743	163,747
Accumulated deficit	(137,946)	(139,061)

Total stockholders’ equity	34,029	25,853

Total liabilities and stockholders’ equity	$51,408	$42,567

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011
Cash flows from operating activities
Net income	$1,115	$155
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation and amortization	71	65
Stock-based compensation	2,115	2,119
Deferred rent	(37)	(38)
Accretion to interest income and other	20	24
Net change in operating assets and liabilities:
Accounts receivable	(1,504)	(365)
Other assets	198	(170)
Fund management and administration payable	1,913	722
Compensation and benefits payable	(2,931)	(2,542)
Accounts payable and other liabilities	1,720	553

Net cash provided by operating activities	2,680	523

Cash flows from investing activities
Purchase of fixed assets	(56)	(6)
Purchase of investments	(3,549)	(2,494)
Proceeds from the redemption of investments	2,486	2,147

Net cash used in investing activities	(1,119)	(353)

Cash flows from financing activities
Net proceeds from sale of common stock	4,329	—
Shares repurchased	(995)	(1,599)
Proceeds from exercise of stock options	1,613	—

Net cash provided by/(used in) financing activities	4,947	(1,599)

Net increase/(decrease) in cash and cash equivalents	6,508	(1,429)
Cash and cash equivalents - beginning of period	25,630	14,233

Cash and cash equivalents - end of period	$32,138	$12,804

Supplemental disclosure of cash flow information
Cash paid for income taxes	$3	$7

Non-cash investing and financing activities:
Cashless exercise of stock options	$—	$84

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011
Total ETFs (in millions)
Beginning of period assets	12,182	11,184	9,891
Inflows/(outflows)	2,299	756	1,264
Market appreciation/(depreciation)	1,210	242	129

End of period assets	15,691	12,182	11,284

Average assets during the period	14,265	11,836	10,294
ETF Industry and Market Share (in billions)
ETF industry net inflows	52	44	24
WisdomTree market share of industry inflows	4.4%	1.7%	5.4%
International Developed Equity ETFs (in millions)
Beginning of period assets	2,407	2,501	2,311
Inflows/(outflows)	302	(94)	475
Market appreciation/(depreciation)	255	—	79

End of period assets	2,964	2,407	2,865

Average assets during the period	2,680	2,496	2,463
Emerging Markets Equity ETFs (in millions)
Beginning of period assets	3,613	3,230	3,780
Inflows/(outflows)	1,398	418	59
Market appreciation/(depreciation)	583	(35)	(80)

End of period assets	5,594	3,613	3,759

Average assets during the period	4,780	3,456	3,618
US Equity ETFs (in millions)
Beginning of period assets	3,429	2,523	2,057
Inflows/(outflows)	565	586	53
Market appreciation/(depreciation)	281	320	108

End of period assets	4,275	3,429	2,218

Average assets during the period	3,990	2,973	2,164
Currency ETFs (in millions)
Beginning of period assets	950	1,194	1,179
Inflows/(outflows)	(104)	(157)	271
Market appreciation/(depreciation)	35	(56)	17
Reclass to Int’l Fixed Income		(31)

End of period assets	881	950	1,467

Average assets during the period	935	1,120	1,335
International Fixed Income ETFs (in millions)
Beginning of period assets	1,506	1,493	564
Inflows/(outflows)	161	(34)	335
Market appreciation/(depreciation)	68	16	3
Reclass from Currency		31

End of period assets	1,735	1,506	902

Average assets during the period	1,627	1,536	679
Alternative Strategy ETFs (in millions)
Beginning of period assets	277	243	—
Inflows/(outflows)	(23)	37	71
Market appreciation/(depreciation)	(12)	(3)	2

End of period assets	242	277	73

Average assets during the period	253	255	35
Average ETF assets during the period
Emerging markets equity ETFs	33%	29%	35%
US equity ETFs	28%	25%	21%
International developed equity ETFs	19%	21%	24%
International fixed income ETFs	12%	13%	7%
Currency ETFs	7%	10%	13%
Alternative strategy ETFs	1%	2%	0%

Total	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.95%	0.95%	0.95%
Emerging markets equity ETFs	0.67%	0.68%	0.74%
International fixed income ETFs	0.55%	0.55%	0.55%
International developed equity ETFs	0.55%	0.54%	0.55%
Currency ETFs	0.49%	0.49%	0.49%
US equity ETFs	0.35%	0.35%	0.34%

Blended total	0.54%	0.54%	0.56%

Number of ETFs - end of the period
International developed equity ETFs	18	18	18
US equity ETFs	12	12	12
Currency ETFs	7	7	9
International fixed income ETFs	5	4	2
Emerging markets equity ETFs	4	4	4
Alternative strategy ETFs	2	2	1

Total	48	47	46

Headcount	64	65	61

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include proforma net income, proforma expenses and proforma pre-tax operating margin. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We have disclosed our results excluding certain non-operating items. We consider the costs associated with (1) our patent litigation with Research Affiliates LLC; (2) expenses for the WisdomTree ETF shareholder proxy solicitation; and (3) advisory costs related to the preparation of our Form 10 for the initial listing of our common stock on NASDAQ as non-operating items. Management excludes these costs when measuring our financial performance as they are not directly related to our core business of being an ETF sponsor and asset manager.

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	For the Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2012	2011	2011
GAAP total expenses	$18,055	$15,286	$14,378
Less patent litigation and ETF shareholder proxy	(738)	(150)	—
Less initial exchange listing	—	—	(382)

Proforma operating expenses	$17,317	$15,136	$13,996

GAAP net income	$1,115	$889	$155
Add patent litigation and ETF shareholder proxy	738	150	—
Add initial exchange listing	—	—	382

Proforma net income	$1,853	$1,039	$537

GAAP pre-tax net income	$1,115	$889	$155
Divide GAAP total revenue	19,170	16,175	14,533

GAAP pre-tax margin	5.8%	5.5%	1.1%

Proforma pre-tax net income	$1,853	$1,039	$537
Divide GAAP total revenue	19,170	16,175	14,533

Proforma pre-tax operating margin	9.7%	6.4%	3.7%